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                                                                    Exhibit 5.01


              [LETTERHEAD OF AIR & WATER TECHNOLOGIES CORPORATION]


                                        January 29, 1998


Board of Directors
Air & Water Technologies Corporation
P.O. Box 1500
Somerville, NJ 08876

           Re:  Air & Water Technologies Corporation
                Registration Statement on Form S-1
                (File No. 333-39115)
                -------------------------------------

Dear Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Air & Water Technologies Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the Company's Registration Statement on Form S-1 (File No. 333-39115) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 30, 1997, as amend ed by Amendment No. 1 thereto filed with the Commission on December 23, 1997 and Amendment No. 2 thereto filed with the Commission on January 29, 1998, under the Securities Act of 1933, as amended (the "Act"), relating to the registration of
(i) such currently indeterminable number of transferable rights (the "Rights") entitling the holders thereof to purchase shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), (ii) such currently indeterminable number of shares of the Company's Common Stock issuable upon the exercise of Rights (the "Underlying Shares"), (iii) such currently indeterminable number of transferable warrants (the "Warrants") entitling the holders thereof to purchase shares of the Company's Common Stock and (iv) 10,000,000 shares of the Company's Common Stock underlying the maximum number of Warrants as may be issued (the "Warrant Shares").




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Board of Directors
Air & Water Technologies Corporation
January 29, 1998
Page 2


     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

     In connection with this opinion, I have examined and I am familiar with
(i) the Registration Statement; (ii) the Form of Rights Certificate attached as Exhibit 4.03 to the Registration Statement and the Form of Instructions for Rights Certificates attached as Exhibit 99.2 to the Registration Statement;
(iii) the Form of Warrant Agreement attached as Exhibit 4.01 to the Registration Statement (the "Warrant Agreement"); (iv) the Form of Warrant Certificate included as an exhibit to the Warrant Agreement; (v) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended and as currently in effect; (vi) resolutions of the Board of Directors of the Company relating to, among other things, the approval of the Rights Offering (as defined in the Registration Statement) and the registration of the Rights, Underlying Shares, Warrants and Warrant Shares; and (vii) such other agreements, certificates of public officials and officers of the Company, records and documents that I deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     I am admitted to the bar of the State of New York and I express no opinion as to the laws of any other

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Board of Directors
Air & Water Technologies Corporation
January 29, 1998
Page 3


jurisdiction except for the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing and to the qualifications, limitations, and exceptions contained herein, I am of the opinion that, subject to the Registration Statement being declared effective:

     (a) The Rights, Underlying Shares, Warrants and Warrant Shares have been duly authorized for issuance by requisite corporate action on the part of the Company.

     (b) The Rights, when issued in accordance with the terms of the Rights Offering, will be validly issued.

     (c) The Warrants, when issued in accordance with the terms of the Rights Offering and the Warrant Agreement, will be validly issued.

     (d) The Underlying Shares, when issued in accordance with the terms of the Rights Offering, will be validly issued, fully paid and nonassessable.

     (e) The Warrant Shares, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,


                                   Douglas A. Satzger, Esq.
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                                   Senior Vice President,
                                    General Counsel and
                                    Secretary